Amendment Number 1: Form 1-A/A for the Offering Circular filed on October 28, 2022 for Bran Urban Growth Fund, LLC. This Amendment incorporates one change. The Issuer has amended the Signature Page to add all executive officers of the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A/A

Amendment #1

Offering Circular

For

BRAN URBAN GROWTH FUND, LLC

A Texas Limited Liability Company

November 7, 2022

SECURITIES OFFERED: Equity in the form of LLC membership interests denominated in Shares

MAXIMUM OFFERING AMOUNT: $75,000,000 for 300,000 Shares

MINIMUM OFFERING AMOUNT: $10,000,000 for 40,000 Shares

MINIMUM INVESTMENT AMOUNT: $250 for 1 Share per Investor

CONTACT INFORMATION : Bran Urban Growth Fund, LLC

4203 Montrose Blvd, Suite 400

Houston, TX 77006

Phone: (281) 825-5999

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Bran Urban Growth Fund, LLC, is a Texas limited liability company formed on December 7, 2021 for the purpose of acquiring, renovating, and leasing undervalued multifamily residential properties, primarily in the Montrose neighborhood of Houston, Texas, as well as in other areas of opportunity in Texas (the “Company” or “Issuer”). The Company is offering by means of this offering circular (the “Offering Circular”), equity in the form of units of LLC membership interests denominated in shares (the “Shares,” or in the singular, a “Share”) on a best-efforts basis to those who meet the investor suitability standards (the “Investor(s)”) as set forth herein. See “Investor Suitability Standards” below.

The minimum investment amount per Investor is $250.00, in exchange for one Share. Although the Company does not intend to list the Shares for trading on any exchange or other trading market, it may redeem or buy back Shares, based upon the complete discretion of the Manager, and may provide Investors with limited liquidity for their investment in the Company. See “Description of the Securities” below.

The Company is managed by a manager, Bran Management Holdings IV, LLC, a Texas limited liability company (the "Manager") and the Company’s Officers are Christopher Bran, Jeremy Bran, Kyle Webb, and Mark Taylor. The Company intends to use the proceeds of this Offering (the “Proceeds”) to: (1) commence investing in undervalued multifamily properties, primarily in the desirable Montrose neighborhood of Houston, Texas; (2) renovate the acquired properties in order to attract the predominantly young professional renters in the community; and (3) market and lease the apartments of each multifamily property. Affiliates of the Company will complete the renovations and the manage the investment properties.

Sales of the Shares pursuant to this Regulation A Tier 2 Offering (the “Offering”) will commence immediately upon qualification by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Company, in its sole discretion, elects to terminate, (b) the date upon which all Shares have been sold, or (c) exactly 12 months after the Effective Date (the “Offering Period”).

The Company will offer Shares via the website: www.brangrowthfund.com (the “Platform”) on a continuous and ongoing basis. Rialto Markets, a FINRA broker-dealer, will act as the administrative broker-dealer for this Offering. Proceeds from this Offering will be held in escrow until the Minimum Offering Amount is met. The escrow account is administered by Enterprise Bank. See “Terms of the Offering” below.

Persons who purchase Shares will be members of the Company (“Members” or in the singular a “Member”) subject to the terms of the LLC operating agreement (“Operating Agreement”) of the Company and will hereinafter be referred to as “Investors” or in the singular an “Investor.” The acceptance of Investor funds may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received. There are no selling securityholders in this Offering.

Prior to this Offering, there has been no public market for the Shares, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. The Company does not currently have plans to list any Shares on any securities market. The Manager and Affiliates will receive compensation and income from the Company and these transactions may involve certain conflicts of interest. See “Risk Factors,” “Manager’s and Affiliates Compensation” and “Conflicts of Interest” below. Investing in the Shares is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. See “Risk Factors” below starting on Page 4. There are material income tax risks associated with investing in the Company that prospective investors should consider. See “Income Tax Considerations” below.

As of the date of this Offering Circular, the Company has engaged KoreConX as transfer agent for this Offering.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

The Company will commence sales of the Shares immediately upon qualification of the Offering by the SEC. The Company approximates sales will commence during Q4 – 2022.

OFFERING PROCEEDS TABLE

	Price to Public*	Underwriting Discounts and Commissions**	Proceeds to the Company***	Proceeds to other Persons****
Amount to be Raised per Share	$250.00	$5.00	$244.33	$0.67
Minimum Investment Amount Per Investor	$250.00	$5.00	$244.33	$0.67
Minimum Offering Amount	$10,000,000.00	$200,000.00	$9,600,000.00	$200,000.00
Maximum Offering Amount	$75,000,000.00	$1,500,000.00	$73,300,000.00	$200,000.00

*The Offering price to Investors was arbitrarily determined by the Manager.

** The Company is not using an underwriter for the sale of the Shares. These commissions listed are those for Rialto Markets, a FINRA broker-dealer, acting as a placement agent for this Offering on a best-efforts basis. Rialto Markets receives a 2% commission on the aggregate sales of the Shares for a maximum of $1,500,000.00. See the “Plan of Distribution” below.

*** Shares will be offered and sold directly by the Company, the Manager and the Company’s and Manager’s respective Officers and employees. No commissions for selling Shares will be paid to the Company the Manager or the Company’s or Manager’s respective Officers or employees.

**** The Company intends to reimburse Manager with an Organization Fee for the initial expenses associated with this Offering, including legal and accounting expenses, equaling $200,000.00 upon the successful raising of $10,000,000.00, the Minimum Offering Amount. See “Compensation of the Manager” below.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Operating Agreement, a copy of which is attached hereto as Exhibit 3 and should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, the Operating Agreement shall prevail and control, and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying document.

The Company intends to operate primarily in the Montrose neighborhood of Houston, Texas. See “Narrative of the Business” below.

COMPANY INFORMATION AND BUSINESS	Bran Urban Growth Fund, LLC is a Texas limited liability company with a principal place of business located at 4203 Montrose Blvd, Suite 400, Houston, Texas 77006. Through this Offering, the Company is offering equity in the Company in the form of Shares on a “best-efforts” and ongoing basis to qualified Investors who meet the Investor suitability standards as set forth herein See “Investor Suitability Standards.”
As further described in the Offering Circular, the Company has been organized for investment in single family properties located primarily in the Montrose neighborhood of Houston, Texas.
MANAGEMENT	The Company is a manager-managed limited liability company. The Manager is an Affiliate, Bran Management Holdings IV, LLC, a Texas limited liability company. The day-to-day management and investment decisions of the Company are vested in the Manager and the Officers of the Company. The Manager’s managing member is Christopher Bran, also the Chief Executive Officer (“CEO”) of the Company. The additional Officers of the Company are Jeremy Bran, Director of Real Estate, Kyle Webb, Director of Property Management, and Mark Taylor, Managing Director.
THE OFFERING	This Offering is the first capital raise by the Company in its history. The Company is exclusively selling equity in the form of units of LLC membership interests, denominated and identified by the Operating Agreement as Shares. The Company will use the Proceeds of this Offering to begin operations.
SECURITIES BEING OFFERED	The Shares are being offered at a purchase price of $250 per Share. The Minimum Investment is One (1) Share per Investor. Upon purchase of the Share(s), a Member is granted certain rights detailed in the “Description of the Securities” section below.
The Shares are non-transferrable except in limited circumstances, and no market is expected to form with respect to the Shares.
COMPENSATION TO MEMBERS/MANAGER	Neither the Manager nor the Members of the Company will be compensated through commissions for the sale of the Shares through this Offering. The Manager will receive an Organizational Fee of $200,000 upon the raise of $10,000,000 of Shares by the Company.

The Manager is also entitled to the following fees: (1) Acquisition Fee; (2) Due Diligence Fee; (3) Underwriting Fee; (4) Liability and Risk Fee; and (5) Asset Management Fee. See “Compensation of the Manager” below for a more comprehensive description of these fees.
PRIOR EXPERIENCE OF COMPANY MANAGEMENT	The Manager, Bran Management Holdings IV, LLC, is a new entity created specifically for the management of the Company. However, the Officers of the Company are experienced real estate professionals and have successfully engaged in related real estate activities (in one form or another) for several years.
INVESTOR SUITABILITY STANDARDS	The Shares will not be sold to any person or entity unless such person or entity is a “Qualified Purchaser.” A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” section as described below.
Each person purchasing Shares will be subject to the terms of the Operating Agreement, a copy of which is provided in Exhibit 3.
Each person acquiring Shares may be required to represent that he, she, or it is purchasing the Shares for his, her, or its own account for investment purposes and not with a view to resell or distribute these securities.

Each prospective Purchaser of Shares may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing Shares is an Accredited Investor, if such is claimed by the Investor.
LIMITATIONS ON INVESTMENT AMOUNT	For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Shares. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Shares cannot be more than 10% of the greater of the purchaser’s (1) annual income or net worth, if purchaser is a natural person; or (2) revenue or net assets for the Purchaser’s most recently completed fiscal year if purchaser is a non-natural person.
Different rules apply to Accredited Investors and non-natural persons. Each Investor should review to review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Shares.
COMMISSIONS FOR SELLING Membership SHARES	The Shares will be offered and sold directly by the Company, the Manager, the Directors, the Officers, and the employees of the Company. No commissions will be paid to the Company, Manager, Directors, Officers, or employees for selling the Shares.
Rialto Markets is the administrative broker dealer for this offering and will charge a 2% fee on the aggregate sales, up to $1,500,000 if the Maximum Offering Amount of $75,000,000 is met. See “Plan of Distribution” below.
NO LIQUIDITY	There is no public market for the Shares, and none is expected to develop. Additionally, the Shares will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. See “Risk Factors” and “Description of the Securities” below. The Company will not facilitate or otherwise participate in the secondary transfer of any Shares. Prospective Investors are urged to consult their own legal advisors with respect to secondary trading of the Shares. See “Risk Factors” below.
CONFLICTS OF INTEREST	Officers of the Manager of the Company are also owners and managers for the property management company that will manage the Company’s real estate assets and the general contractor that will be managing construction and rehabilitation work on the Company's assets.

COMPANY EXPENSES	Except as otherwise provided herein, the Company shall bear all costs and expenses associated with the costs associated with the Offering and the operation of the Company, including, but not limited to, the annual tax preparation of the Company's tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the acquisition, rehabilitation, holding, leasing, and management of real estate property and costs and expenses associated with the disposition of real estate property.

FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected,” “forecasted,” “estimated,” “prospective,” “believes,” “expects,” “plans,” “future,” “intends,” “should,” “can,” “could,” “might,” “potential,” “continue,” “may,” “will,” and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular.

INVESTOR SUITABILITY STANDARDS

All persons who purchase the Shares of the Company pursuant to the Subscription Agreement, attached hereto as Exhibit 4, must comply with the Investor Suitability Standards as provided below. It is the responsibility of the purchaser of the Shares to verify compliance with the Investor Suitability Standards. The Company may request that Investor verify compliance, but the Company is under no obligation to do so. By purchasing Shares pursuant to this Offering, the Investor self-certifies compliance with the Investor Suitability Standards. If, after the Company receives Investor’s funds and transfers ownership of the Shares, the Company discovers that the Investor does not comply with the Investor Suitability Standards as provided, the transfer will be deemed null and void ab initio and the Company will return Investor’s funds to the purported purchaser. The amounts returned to the purported purchaser will be equal to the purchase price paid for the Shares less any costs incurred by the Company in the initial execution of the null purchase and any costs incurred by the Company in returning the Investor’s funds. These costs may include any transfer fees, sales fees/commissions, or other fees paid to transfer agents or brokers.

The Company’s Shares are being offered and sold only to “Qualified Purchasers” as defined in Regulation A.

Qualified Purchasers include:

(i) “Accredited Investors” defined under Rule 501(a) of Regulation D (as explained below); and

(ii) All other Investors so long as their investment in the Company’s Shares does not represent more than 10% of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Shares are offered hereby and sold to Investors that meet one of the two categories above, to qualify as an Accredited Investor, for purposes of satisfying one of the tests in the Qualified Purchaser definition, an Investor must meet one of the following conditions:

1) An Accredited Investor, in the context of a natural person, includes anyone who:

(i) Earned income that exceeded $200,000 (or $300,000 together with a spouse or spousal equivalent) in each of the prior two years, and reasonably expects the same for the current year or

(ii) Has a net worth over $1 million, either alone, or together with a spouse or spousal equivalent (excluding the value of the person’s primary residence), or

(iii) Holds in good standing a Series 7, 65, or 82 license.

2) Additional Accredited Investor categories include:

(i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million;

(iv) Any director or executive officer, or fund of the issuer of the securities being sold, or any director, executive officer, or fund of a fund of that issuer;

(v) Any trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code; or

(vi) Any entity in which all of the equity owners are Accredited Investors as defined above.

RISK FACTORS

The Company commenced preliminary business development operations on December 7, 2021 and is organized as a limited liability company under the laws of the State of Texas. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the acquisition of real estate, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company could sustain losses in the future.

There can be no assurances that the Company will operate profitably. An investment in the Shares involves a number of risks. Investors should carefully consider the following risks and other information in this Offering Circular before purchasing Shares. Without limiting the generality of the foregoing, Investors should consider, among other things, the following risk factors:

Inadequacy Of Funds

Gross Offering Proceeds up to $75 million may be realized. Management believes that such Proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of its business plans. It is the intention of the Company to acquire third-party financing of the Portfolio Assets whether or not the Maximum Offering of $75 million is raised. If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business and may need debt financing or other capital investment to fully implement its business plans.

Dependence On Management

In the early stages of development, the Company’s business will be significantly dependent on the Company’s management team, Christopher Bran, Jeremy Bran, Kyle Webb, and Mark Taylor. The loss of any of these individuals could have a material adverse effect on the Company.

Risks Associated With Expansion

The Company plans on expanding its business through the acquisition of real estate. Any expansion of operations the Company may undertake will entail risks, such actions may involve specific operational activities which may negatively impact the profitability of the Company. Consequently, the Investors must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to the Company at that time, and (ii) management of such expanded operations may divert Management’s attention and resources away from its existing operations, all of which factors may have a material adverse effect on the Company’s present and prospective business activities.

General Economic Conditions

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company’s real estate assets. The Company has no control over these changes.

Possible Fluctuations In Operating Results

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions. Consequently, the Company’s revenues may vary by quarter, and the Company’s operating results may experience fluctuations.

Risks Of Borrowing

If the Company incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of owners of Shares of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles To Execution Of The Business Plan

The Company’s business plans may change. Some of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s Officers and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion As To Use Of Proceeds

The net proceeds from this Offering will be used for the purposes described under the “Use of Proceeds” section. The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Members in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering. Investors in the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control By Management

The Company’s Manager has managerial control on the day-to-day activities of the Company.

Limited Transferability and Liquidity

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each investor must acquire his Shares for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Shares. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from the Company, limitations on the percentage of Shares sold and the manner in which they are sold. The Company can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the Shares and no market is expected to develop. Consequently, owners of the Shares may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency.

Broker - Dealer Sales Of Shares

The Company’s Shares are not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. No assurance can be given that the Shares of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market. As a result, the Company’s Shares are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may also affect the ability of Investors to sell their Shares in the secondary market.

Long Term Nature Of Investment

An investment in the Shares may be long term and illiquid. As discussed above, the offer and sale of the Shares will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing the Shares for their own account for long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of Shares must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

No Current Market For Shares

There is no current market for the Shares offered in this Offering and no market is expected to develop in the near future.

Offering Price

The price of the Shares offered has been arbitrarily established by the Company, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company.

Compliance With Securities Laws

The Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Texas securities laws, and other applicable state securities laws. If the sale of Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Shares. If a number of purchasers were to obtain rescission, the Company would face significant financial demands which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Lack Of Firm Underwriter

The Shares are offered on a “best efforts” basis by the Officers of the Company without compensation and on a “best efforts” basis through a FINRA registered broker-dealer via a Participating Broker-Dealer Agreement with the Company. Accordingly, there is no assurance that the Company, or any FINRA broker-dealer, will sell the maximum Shares offered or any lesser amount.

Projections: Forward Looking Information

The Manager has prepared projections regarding the Company’s anticipated financial performance. The Company’s projections are hypothetical and based upon factors influencing the business of the Company. The projections are based on the Manager’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by the Company’s independent accountants. These projections are based on several assumptions, set forth therein, which the Manager believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond the Manager’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.

In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into the Company’s market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While the Manager believes that the projections accurately reflect possible future results of the Company’s operations, those results cannot be guaranteed.

The Company’s Success Will Depend Upon the Acquisition of Real Estate, and the Company May be Unable to Consummate Acquisitions or Dispositions on Advantageous Terms, and the Acquired Properties May Not Perform as the Company Expects

The Company intends to acquire and sell real estate assets. The acquisition of real estate entails various risks, including the risks that the Company’s real estate assets may not perform as they expect, that the Company may be unable to quickly and efficiently integrate assets into its existing operations and that the Company’s cost estimates for the lease and/or sale of a property may prove inaccurate.

Reliance on Manager to Select Appropriate Properties

The Company’s ability to achieve its investment objectives is dependent upon the performance of the Manager’s team in the quality and timeliness of the Company’s acquisition of real estate properties. Investors in the Shares offered will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning the Company’s investments. Investors in the Shares must rely entirely on the management ability of and the oversight of the Company’s Manager and Officers.

Competition May Increase Costs

The Company will experience competition from other sellers of real estate and other real estate projects. Competition may have the effect of increasing acquisition costs for the Company and decreasing the sales price or lease rates of real estate assets.

Delays in Acquisition of Properties

Delays Manager may encounter in the selection and acquisition of properties could adversely affect the profitability of the Company. The Company may experience delays in identifying properties that meet the Company’s ideal purchase parameters.

Environmentally Hazardous Property

Under various Federal, State, City and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of its properties, the Company may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation any contaminated property could materially adversely affect the business, assets or results of operations of the Company.

Manager’s Discretion in the Future Disposition of Properties

The Company cannot predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the Company’s properties, the Company cannot assure the Investor that it will be able to sell its properties at a profit in the future. Accordingly, the timing of liquidation of the Company’s real estate investments will be dependent upon fluctuating market conditions.

Real Estate Investments are Not as Liquid as Other Types of Assets, Which May Reduce Economic Returns to Investors

Real estate investments are not as liquid as other types of investments, and this lack of liquidity may limit the Company’s ability to react promptly to changes in economic, financial, investment or other conditions. In addition, significant expenditures associated with real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investments. Thus, the Company’s ability at any time to sell assets or contribute assets to property funds or other entities in which the Company has an ownership interest may be restricted. This lack of liquidity may limit the Company’s ability to vary its portfolio promptly in response to changes in economic financial, investment or other conditions and, as a result, could adversely affect the Company’s financial condition, results of operations, and cash flows.

The Company May be Unable to Sell a Property If /When it Decides to Do So, Including as a Result of Uncertain Market Conditions, Which Could Adversely Affect the Return on an Investment in the Company

The Company’s ability to dispose of properties on advantageous terms depends on factors beyond the Company’s control, including competition from other sellers and the availability of attractive financing for potential buyers of the properties the Company acquires. The Company cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the properties the Company acquires, it cannot assure its Members that the Company will be able to sell such properties at a profit in the future. Accordingly, the extent to which the Company’s Members will receive cash distributions and realize potential appreciation on its real estate investments will be dependent upon fluctuating market conditions. Furthermore, the Company may be required to expend funds to correct defects or to make improvements before a property can be sold. The Company cannot assure its Members that it will have funds available to correct such defects or to make such improvements. In acquiring a property, the Company may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict the Company’s ability to sell a property.

Illiquidity of Real Estate Investments Could Significantly Impede the Company’s Ability to Respond to Adverse Changes in the Performance of the Portfolio Investments and Harm the Company’s Financial Condition

Since real estate investments are relatively illiquid, the Company’s ability to promptly sell acquired assets in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in, or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in local, regional national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. The Company may be unable to realize its investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy.

The Terms of New or Renewal Leases May Result in a Reduction in Income

Should the Company lease its real estate properties, the terms of any such new or renewal leases may be less favorable to the Company than the previous lease terms. Certain significant expenditures that the Company, as a landlord, may be responsible for, such as mortgage payments, real estate taxes, utilities and maintenance costs generally are not reduced as a result of a reduction in rental revenues. If lease rates for new or renewal leases are substantially lower than those for the previous leases, the Company’s rental income might suffer a significant reduction. Additionally, the Company may not be able to sell a property at the price, on the terms or within the time frame it may seek. Accordingly, the timing of liquidation of the Company and the extent to which Members may receive distributions and realize potential appreciation on the Company’s real estate investments may be dependent upon fluctuating market conditions. The price the Company obtains from the sale of a property will depend upon various factors such as the property’s operating history, demographic trends in the property’s locale and available financing for, and the tax treatment of, real estate investments. The Company may not realize significant appreciation and may even incur losses on its properties and other investments. The recovery of any portion or all of an Investor’s investment and any potential return thereon will depend on the amount of net proceeds the Company is able to realize from a sale or other disposition of its properties.

The Company May Be Unable to Lease Rental Properties

If the rental rates for properties decrease or the Company is not able to release a significant portion of available and soon-to-be-available space, its financial condition, results of operations, cash flow, the market value of interests and ability to satisfy debt obligations and to make distributions to Members could be adversely affected.

The Property Acquired by the Company May Have Liabilities or Other Problems

The Company intends to perform appropriate due diligence for each property or other real estate related investments it acquires. The Company also will seek to obtain appropriate representations and indemnities from sellers in respect of such properties or other investments. The Company may, nevertheless, acquire properties or other investments that are subject to uninsured liabilities or that otherwise have problems. In some instances, the Company may have only limited or perhaps even no recourse for any such liabilities or other problems or, if the Company has received indemnification from a seller, the resources of such seller may not be adequate to fulfill its indemnity obligation. As a result, the Company could be required to resolve or cure any such liability or other problems, and such payment could have an adverse effect on the Company’s cash flow available to meet other expenses or to make distributions to Investors.

The Company’s Investments May be Subject to Risks From the Use of Borrowed Funds

The Company may acquire properties subject to existing financing or by borrowing funds. The Company may also incur or increase its indebtedness by obtaining loans secured by certain properties in order to use the proceeds for acquisition of additional properties. In general, for any particular property, the Company will expect that the property’s cash flow will be sufficient to pay the cost of its mortgage indebtedness, in addition to the operating and related costs of the property. However, if there is insufficient cash flow from the property, the Company may be required to use funds from other sources to make the required debt service payments, which generally would reduce the amount available for distribution to Investors. The incurrence of mortgage indebtedness increases the risk of loss from the Company’s investments since one or more defaults on mortgage loans secured by its properties could result in foreclosure of those mortgage loans by the lenders with a resulting loss of the Company’s investment in the properties securing the loans. For tax purposes, a foreclosure of one of the Company’s properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the indebtedness secured by the mortgage. If that outstanding balance exceeds the Company’s tax basis in the property, the Company would recognize a taxable gain as a result of the foreclosure, but it would not receive any cash proceeds as a result of the transaction.

Mortgage loans or other financing arrangements with balloon payments in which all or a substantial portion of the original principal amount of the loan is due at maturity, may involve greater risk of loss than those financing arrangements in which the principal amount of the loan is amortized over its term.

At the time a balloon payment is due, the Company may or may not be able to obtain alternative financing on favorable terms, or at all, to make the balloon payment or to sell the property in order to make the balloon payment out of the sale proceeds. If interest rates are higher when the Company obtains replacement financing for its existing loans, the cash flows from its properties, as well as the amounts the Company may be able to distribute to Investors, could be reduced. If interest rates are higher when the Company obtains replacement financing for its existing loans, the cash flows from its properties, as well as the amounts the Company may be able to distribute to Investors, could be reduced. In some instances, the Company may only be able to obtain recourse financing, in which case, in addition to the property or other investment securing the loan, the lender may also seek to recover against the Company’s other assets for repayment of the debt. Accordingly, if the Company does not repay a recourse loan from the sale or refinancing of the property or other investment securing the loan, the lender may seek to obtain repayment from one or more of such other assets.

Uninsured Losses Relating to Real Property May Adversely Affect an Investor’s Return

The Manager will attempt to assure that all of the Company’s properties are comprehensively insured (including liability, fire, and extended coverage) in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. However, to the extent of any such deductible and/or in the event that any of the Company’s properties incurs a casualty loss which is not fully covered by insurance, the value of the Company’s assets will be reduced by any such loss. Also, certain types of losses, generally of a catastrophic nature, resulting from, among other things, earthquakes, floods, hurricanes or terrorist acts may not be insurable or even if they are, such losses may not be insurable on terms commercially reasonable to the Company. Further, the Company may not have a sufficient external source of funding to repair or reconstruct a damaged property; there can be no assurance that any such source of funding will be available to the Company for such purposes in the future.

Competition For Investments May Increase Costs And Reduce Returns

The Company will experience competition for real property investments from individuals, corporations, and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. The Company will compete against other potential purchasers of properties of high quality commercial properties leased to credit-worthy tenants and residential properties and, as a result of the weakened U.S. economy, there is greater competition for the properties of the type in which the Company will invest. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively. This competition may result in the Company paying higher prices to acquire properties than it otherwise would, or the Company may be unable to acquire properties that it believes meet its investment objectives and are otherwise desirable investments.

In addition, the Company’s properties may be located close to properties that are owned by other real estate investors and that compete with the Company for tenants. These competing properties may be better located and more suitable for desirable tenants than the Company’s properties, resulting in a competitive advantage for these other properties. This competition may limit the Company’s ability to lease space, increase its costs of securing tenants, limit its ability to charge rents and/or require it to make capital improvements it otherwise might not make to its properties. As a result, the Company may suffer reduced cash flow with a decrease in distributions it may be able to make to Investors.

Risks of Real Property Ownership that Could Affect the Marketability and Profitability of the Properties

There is no assurance that the Company’s owned real properties will be profitable or that cash from operations will be available for distribution to the Investors. Because real property, like many other types of long-term investments, historically has experienced significant fluctuations and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of real property interests. The marketability and value of real property will depend upon many factors beyond the control of the Company, including (without limitation):

1.	Changes in general or local economic conditions;
2.	Changes in supply or demand of competing real property in an area (e.g., as a result of over-building);
3.	Changes in interest rates;
4.	The promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection and occupational safety;
5.	Condemnation and other taking of property by the government;
6.	Unavailability of mortgage funds that may increase borrowing costs and/or render the sale of a real property difficult;
7.	Unexpected environmental conditions; the financial condition of tenants, ground lessees, ground lessors, buyers and sellers of real property;
8.	Changes in real estate taxes and any other operating expenses;
9.	Energy and supply shortages and resulting increases in operating costs or the costs of materials and construction;
10.	Various uninsured, underinsurance or uninsurable risks (such as losses from terrorist acts), including risks for which insurance is unavailable at reasonable rates or with reasonable deductibles; and imposition of rent controls.

Environmental Regulation and Issues, Certain of Which the Company May Have No Control Over, May Adversely Impact the Company’s Business

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions which directly impact the use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties, and may therefore adversely affect the Company specifically, and the real estate industry in general. Failure by the Company to uncover and adequately protect against environmental issues in connection with a Portfolio Investment may subject the Company to liability as the buyer of such property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property.

Liability can be imposed even if the original actions were legal and the Company had no knowledge of, or was not responsible for, the presence of the hazardous or toxic substances. The Company may also be held responsible for the entire payment of the liability if the Company is subject to joint and several liability and the other responsible parties are unable to pay. Further, the Company may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos containing materials. Insurance for such matters may not be available.

Real Estate May Develop Harmful Mold, Which Could Lead to Liability for Adverse Health Effects and Costs of Remediating the Problem

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of the Company’s properties could require the Company to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose the Company to liability from its tenants, employees of such tenants and others if property damage or health concerns arise.

Terrorist Attacks or Other Acts of Violence or War May Affect the Industry in Which the Company Operates, its Operations, and its Profitability

Terrorist attacks may harm the Company’s results of operations and an Investor’s investment.

There can be no assurance that there will not be more terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly or indirectly impact the value of the property the Company owns or that secure its loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in the Company’s properties due to the adverse effect on the economy and thereby reduce the value of the Company’s properties.

The Company Will be Subject to Risks Related to the Geographic Location of the Property it Acquires

The Company intends to acquire, lease, and sell real estate assets. If the commercial or residential real estate markets or general economic conditions in this geographic area decline, the Company may experience a greater rate of default by tenants on their leases with respect to properties in these areas and the value of the properties in these areas could decline. Any of these events could materially adversely affect the Company’s business, financial condition or results of operations.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, Investors may be negatively affected by changes in any of the following: (i) laws, rules, and regulations; (ii) regional, national, and/or global economic factors and/or real estate trends; (iii) the capacity, circumstances, and relationships of partners of Affiliates, the Company or the Manager; (iv) general changes in financial or capital markets, including (without limitations) changes in interest rates, investment demand, valuations, or prevailing equity or bond market conditions; or (v) the presence, availability, or discontinuation of real estate and/or housing incentives.

Potential Conflicts of Interest

Officers of the Company are also owners and managers for the Manager of the Company, the property management company that will manage the Company’s real estate assets, and the general contractor that will be managing construction and rehabilitation work on the Company’s assets (see "Affiliates" below). The Officers are permitted to devote their time to these Affiliates to the detriment of the Company if deemed reasonable or necessary by the Manager and Officers.

COVID-19

In December 2019, the 2019 novel coronavirus (“Covid19”) surfaced in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and several countries, including the United States, have initiated travel restrictions. The final impacts of the outbreak, and economic consequences, are unknown and still evolving.

The Covid19 health crisis has adversely affected the U.S. and global economy, resulting in an economic downturn that could impact demand for the Company’s products and services. Further, mitigation efforts by State and local governments have resulted in certain business operating restrictions that have negatively impacted the economy and could impact the Company’s financial results.

The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus.

Properties invested in by the Company that may not comply with the Americans with Disabilities Act and other changes in governmental rules and regulations could have adverse consequences to the Company’s profitability.

Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Company or in which it makes a property investment may not be in compliance with the ADA. If a property is not in compliance with the ADA, then the Company may be required to make modifications to such property to bring it into compliance, or face the possibility of imposition, or an award, of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use or operation of the properties, including changes to building, fire and life-safety codes, may occur which could have adverse consequences to the Company.

RISKS RELATED TO EMPLOYEE BENEFIT PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Shares, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company’s Shares, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;
2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;
4.	The investment will not impair the liquidity of the trust, plan or IRA;
5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;
6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

DILUTION

Within the past calendar year from the date of this Offering Circular, 900,000 Shares of the Company were authorized and have been issued to Bran Fund Holdings, LLC and Officers of the Company in exchange for services, and for a price of $0 per Share.

The Company may engage in other financings including future equity raises. In the event the Company sells equity securities subsequent to an Investor’s purchase of Shares through this Offering or future offerings, the Investor’s proportionate ownership of the Company will be diluted.

PLAN OF DISTRIBUTION

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to www.brangrowthfund.com (the “Portal”) to invest. The Company has engaged Rialto Markets, an independent FINRA broker-dealer to assist with the Share sales in exchange for a 2% commission fee on the aggregate sales. The Offering is conducted on a best-efforts basis. No Commissions or any other renumeration for the Share sales will be provided to the Company, the Manager, the Directors, any Officer, or any employee of the Company, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Company will not limit or restrict the sale of the Shares during this 12-month Offering. No market exists for the Shares and no market is anticipated or intended to exist in the near future, therefore there is no plan to stabilize the market for any of the securities to be offered.

Directors, Officers, and employees of the Company are primarily engaged in the Company’s business of real estate investment, and none of them are, or have ever been, brokers nor dealers of securities. The Directors, Officers, and employees will not be compensated in connection with the sale of securities through this Offering. The Company believes that the Directors, Officers, and employees are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no Director, Officer, or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no Director, Officer, or employee will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no Director, Officer, or employee is an associated person of a broker or dealer; (4) the Directors, Officers, and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no Director, Officer, or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) no Director, Officer, or employee will participate in selling this Offering after more than twelve months from the Effective Date of the Offering.

Rialto Markets has agreed to act as placement agent to assist in connection with this Offering. Rialto Markets is not purchasing or selling any securities offered by this Offering Circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities.

However, Rialto Markets has agreed to use their best efforts to arrange for the sale of the Shares offered through this Offering Circular.

The Company will also publicly market the Offering using general solicitation through methods that include e-mails to potential Investors, the internet, social media, and any other means of widespread communication.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website at www.brangrowthfund.com and via of the EDGAR filing system.

The following table shows the total discounts and commissions payable to Rialto Markets in connection with this Offering by the Company:

	Price Per Share	Total Offering
Public Offering Price	$250.00	$75,000,000.00
Placement Agent Commissions	$5.00	$1,500,000.00
Proceeds, Before Expenses	$245.00	$73,500,000.00

Other Terms

Rialto Markets has also agreed to perform the following services in exchange for the compensation discussed above:

- Act as lead broker for the Offering, coordinating efforts of parties involved and providing regulatory guidance;

- Manage the back-end process of the Offering Platform technology Investors use to invest in the Offering;

- Reviewing marketing materials if requested;

- Performing AML/KYC checks on all Investors; and,

- Providing other financial advisory services normal and customary for Regulation A offerings and coordinate with the Company’s registered transfer agent and legal representatives.

In addition to the commissions described above, the Company will also pay $11,750 to Rialto Markets for out-of-pocket accountable expenses paid prior to commencing the Offering. This fee will be used for the purpose of coordinating filings with FINRA (Form 5110). In addition, the Company will pay Rialto Markets $10,000 consulting fee upon the issuance of the FINRA No Objection Letter and a $7,500 Blue Sky filing service fee for managing the filings required for Blue Sky regulations. The Company will forward the fees required for state notice filing fees, estimated to be approximately $13,000. Assuming the full amount of the offering is raised, the Company estimates that the total fees and expenses of the Offering payable by the Company to Rialto Markets will be approximately $1,500,000. Maximum expected out of pocket expenses total $42,250.

The transfer agent will be KoreConX.

The Escrow Agent will be Enterprise Bank.

SELLING SECURITYHOLDERS

There are no selling securityholders in this Offering.

USE OF PROCEEDS

1. Acquiring Undervalued Multifamily Properties, Primarily in the Montrose Neighborhood of Houston, Texas	$39,000,000 (52%)
2. Renovating Acquired Multifamily Properties	$30,000,000 (40%)
3. Marketing	$6,000,000 (8%)
Total	$75,000,000 (100%)

The Company intends to raise Offering proceeds to engage in the following activities:

1. Acquiring Undervalued Multifamily Properties (Primarily in the Montrose Neighborhood of Houston, Texas): 52% of Gross Proceeds

Upon a successful Offering, whereby the Maximum Offering Amount is received by the Company, the Company anticipates using $39,000,000 of the gross Proceeds to acquire undervalued multifamily properties in the Montrose neighborhood. This represents approximately 52% of the Maximum Offering Amount. The Company’s leadership has extensive experience in acquiring below market value apartments in the highly sought-after submarket known as Montrose. Montrose consists of urban infill locations that have significant value add upside through redesign and renovations. The core of the Company’s acquisition efforts will be comprised of primarily vintage properties. The Company will focus on purchasing buildings at or below replacement cost and through renovations and leasing efforts will increase values through rental growth.

See “Investment Property Characteristics” below.

2. Renovating the Acquired Multifamily Properties: 40% of Gross Proceeds

Upon a successful Offering, whereby the Maximum Offering Amount is received by the Company, the Company anticipates using $30,000,000 of the gross Proceeds to renovate the acquired properties. This represents approximately 40% of the Maximum Offering Amount. The Company intends to redesign and renovate the exterior and interiors of the acquired multifamily properties primarily in Montrose areas of Houston, Texas. The renovations will include, but are not limited to the following: new roofs, windows, doors, security gates, landscaping, signage, painting, and cladding. Interior renovations will include, but are not be limited to the following: demolition of units, framing, mechanical upgrades, electrical upgrades, plumbing upgrades, drywall, tape, float and texture, paint, trim and doors, tile and hardwood or laminate floors, new kitchen and bathroom cabinets and fixtures, new showers, shower glass and mirrors, countertops, new plumbing and electrical fixtures, stainless steel kitchen appliances, new washer and dryers, new smart home thermostats, and door hardware.

3. Marketing: 8% of Gross Proceeds

Upon a successful Offering, whereby the Maximum Offering Amount is received by the Company, the Company anticipates using $6,000,000 of the gross Proceeds to market the acquired and renovated properties. This represents approximately 8% of the Maximum Offering Amount. The Company intends to work with a full-service marketing agency to assist with fundraising efforts. This will include but not be limited to SEO marketing, social media marketing and advertisements, PPC ( pay-per-click), webinar hosting, website building, email marketing campaigns, TV and radio advertising, photography, and drone videography.

The net Proceeds from this Offering will not be used to compensate or otherwise make payments to Officers, the Manager, or Members of the Company, unless and to the extent it is as otherwise stated below. All Offering proceeds raised by the Company and the Manager will be sourced from business conducted per the Plan of Operations set forth below.

The foregoing represents the Company’s best estimate of the allocation of the proceeds of this Offering based on planned use of funds for the Company’s operations and current objectives. The Company will not raise funds from other sources in order to achieve its investments, except the possible use of leverage from third-party, trusted lenders. Notwithstanding the foregoing, the Company may borrow money from financiers, other lenders, or banks to fund its investments, who are not identified at this moment as the Company does not have any agreements with any financers, lender, or banks to borrow money from.

A substantial portion of the proceeds from the Offering have not been allocated for a particular purpose or purposes other than as is described above. The Company anticipates approximately 85% of the Offering Proceeds will be used to the intended uses as described above and in the Plan of Operations. No amounts of the Proceeds are anticipated to discharge existing debt of the Company.

The Manager will direct the Company to use the Proceeds in the following manners: to acquire, renovate, market, lease. In the case where the Maximum Offering Amount is not reached, the Proceeds will not be able to purchase as many assets, however the uses will remain the same as if the Maximum Offering Amount is reached.

The Company hereby reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

 The Company may change the anticipated Use of Proceeds at the sole discretion of the Manager.

DESCRIPTION OF THE BUSINESS

Corporate History/Management of the Company

Bran Urban Growth Fund, LLC, is a Texas limited liability company formed on December 7, 2021. The Company is a real estate fund and operating company primarily focused on the acquisition, renovation, leasing, and sale of real estate assets categorized as multifamily residential properties in Texas.

The Manager of the Company, Bran Management Holdings IV, LLC, a Texas limited liability company, also formed on December 7, 2021. The Manager estimates that, in general, each multifamily property in which the Company intends to invest will include a minimum of 8 residential units, up to approximately 50 residential units. The Manager will be responsible for acquiring, managing, leasing, and disposing of Company investment properties and for providing certain administrative services to the Company, provided that the Manager reserves the right, at its sole cost and expense, to hire one or more affiliated or unaffiliated parties to perform all or any portion of such duties with respect to Properties.

Business

The Company’s primary focus is to generate attractive returns by investing in multifamily properties that have a high probability of appreciating over a projected 10-year holding period, which may vary based on the Manager’s sole discretion. The Manager will focus on buying properties that offer opportunities to increase rents and occupancy. Additionally, the Manager will select properties that after renovations in the short-term, have potential to soon be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, operating expenses, and taxes) and maintenance reserves are paid. These properties are also frequently referred to as “income-producing” properties. Each of the properties will then managed by an Affiliate property management company, UrbanOne Properties LLC, during the holding period to maximize the appreciation for Investors. See “Affiliates” in this section below.

Investment Properties Characteristics

The Officers of the Company have experience with "fix and flip" properties in the Montrose area of Houston, Texas. Many of the multifamily properties in this popular area were built in the 1950's and 1960's and are classified as Class C properties. “Class C” real estate properties are typically 30+ years old and in need of renovation. The Company intends to fully renovate these Class C properties as necessary in order to transform them into Class A properties, which command high demand, high rents, and resulting strong cash flow. “Class A” properties are located in primary markets where the underlying economics are strong, near major employers, restaurants, arts and cultural activities, universities, hospitals, and be easily accessible in areas where people generally want to live.

Market

The Company will invest in the Montrose area of Houston, Texas, as well as any other areas in Texas where it finds similar opportunities to transform Class C properties into Class A properties. The present housing inventory in the Montrose area is comprised of 52% rented, 25% owned, and

22% vacant units. Population growth in the Montrose area since 2000 has been 22%, with an average household size of two (2) individuals.

Loan-To-Value

The Company will use a maximum leverage of a 65% to 75% loan-to-value ratio for all investment properties. The loan-to-value ratio is a measure comparing the amount of a mortgage or loan on a property with the appraised value of the property.

No Bankruptcy or Receivership Proceedings

The Company has not been part of any bankruptcy, receivership, or similar proceedings.

No Legal Proceedings Material to Company

The Company is not part of any legal proceedings, including proceedings that are material to the business or the financial condition of the Company.

AFFILIATES

The following entities are affiliated with the Company, and are owned and managed by the Officers of the Company ("Affiliates"):

1. Bran Management Holdings IV, LLC, Manager of the Company.

2. UrbanOne Properties, Property Management for the rental properties of the Company.

3. Bran Construction LLC, Construction Company for the renovations of the Company's properties.

CONFLICTS OF INTEREST

The following transactions may result in a conflict between the interests of an Investor and those of the Manager or its Affiliates:

Bran Management Holdings IV, LLC, as Manager of Company will receive compensation for its services pursuant to the "Manager Fee Schedule" (below) and may be paid a greater amount than the fees listed. The potential conflict is mitigated by limiting any such greater amounts to what is reasonable and not in excess of the customary real estate property management fee which would be paid to an independent third party in connection with the management of such real estate.

UrbanOne Properties will perform property management services on behalf of the Company, including collection of rent from tenants, disbursement of net income to Company, maintenance on the rental properties, and promotion. See Exhibit 6A "Property Management Agreement." The potential conflict is mitigated by limiting the amount UrbanOne Properties receives as payment to a market rate % fee from each monthly rental payment.

Bran Construction LLC will be engaged to renovate the rental properties acquired by the Company.

The fees paid to Bran Construction LLC for services provided to the Company will be set at industry-standard, market rates as if Bran Construction LLC was an unaffiliated third party conducting similar work.

Pursuant to the Operating Agreement, the resolution of any conflict of interest shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.

FIDUCIARY RESPONSIBILITY OF THE MANAGER

A manager of a Texas limited liability company may be accountable to the company as a fiduciary and consequently must exercise good faith and integrity in handling the company's affairs. This is a rapidly developing and changing area of the law and Investors who have questions concerning the duties of the Manager should consult with their counsel.

Exculpation. The Manager may not be liable to the Company or its Members for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Company's Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would absent the limitation in the Operating Agreement.

Indemnification. The Operating Agreement provides for indemnification of the Manager by the Company for liabilities it incurs in dealings with third parties on behalf of the Company. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities Exchange Commission, such indemnification is contrary to the public policy and therefore unenforceable.

Pursuant to the Operating Agreement, the Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under Texas law or under any other applicable law or in equity. The Manager shall not have any duty (including any fiduciary duty) to the Company, Members or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are expressly waived.

DESCRIPTION OF PROPERTY

The Company does not currently own any business personal property or real property of any material significance. The Company does not currently lease any property.

The Company intends to begin building its real property asset portfolio using the Proceeds of this Offering as soon as the funds are released from escrow when the gross Proceeds exceed the minimum offering amount.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

Bran Urban Growth Fund, LLC's first 12 months plan of operations consists of the following:*

1) Identify undervalued Class C multifamily properties, primarily in the Montrose neighborhood of Houston, Texas.

2) Acquire the identified properties.

3) Renovate the acquired properties as necessary in order to transform them from Class C to Class A properties.

4) Manage and lease the renovated properties.

5) Market and sell leased properties after holding period to maximize returns for the Company.

* It is difficult at this time to for the Company to estimate the amounts needed for each one of these steps independently from the stated amounts in the “Use of Proceeds” section above. Please refer to the “Use of Proceeds” and “Description of the Business” sections for a detailed discussion of how the Company intends to execute the Plan of Operations.

OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office	Approximate Hours per week
Christopher Bran	Chief Executive Officer	36	December 7, 2021 - Present	Full-time
Jeremy Bran	Director of Real Estate	33	December 7, 2021 - Present	Full-time
Kyle Webb	Director of Property Management	40	December 7, 2021 - Present	Full-time
Mark Taylor	Managing Director	62	December 7, 2021 - Present	Full-time

Business Experience

Christopher Bran

Since 2008, Christopher Bran, the sole member and principal of CBMJ Investments & Development, LLC through his companies has owned, developed, constructed, or managed over 150 projects throughout the United States and internationally and over 1,000 apartment units throughout the United States consisting of over 2.1 million square feet. Christopher Bran has been directly involved in the investment of approximately $30 million (Portfolio Value of $110 million) in equity via ownership role interests as a developer through rehabilitation and ground-up construction in 24 real estate assets, and Christopher Bran’s real estate involvement includes a construction portfolio compromised of retail, office, multifamily, hospitality, and single-family projects. Mr. Bran’s management team has worked side by side for 8 years behind Mr. Bran’s leadership and affiliated equity partners with over 50 years of combined experience in real estate investments.

Mr. Bran has over 11 years of experience in commercial and residential real estate with a strong background in project management, construction, development, and acquisitions. Mr. Bran’s construction background includes retail, office, multifamily, industrial and hospitality projects and prestigious clients such as Shell Oil, Hines Interests, Bed Bath and Beyond, Toys R Us, and hosts of others. Mr. Bran is responsible for the overall direction of investments including the vision and strategic planning for projects focused on the acquisition and rehabilitation of multiple asset types. Mr. Bran is director of Montrose CBMJ redevelopment platform formed in 2015 with a focus on 1950-1970s vintage multifamily properties and redesign into unique boutique high-end properties.
Mr. Bran attended University of Houston, Bauer College of Business. He is an active member of the Houston Apartment Association.

Jeremy Bran

Jeremy Bran’s business management degree and natural entrepreneurial spirit is what led him to surpass all expectations and become a multi-million dollar agent his very first year. As a recognition of his accomplishments, he was awarded ‘Rookie of the Year’ his first year in real estate.

Since then, Jeremy has specialized in Class B and C multifamily properties with less than 150 units in the inner loop of Houston, specifically in the Montrose and Heights area. He has worked tirelessly to cultivate relationships with numerous local developers and investors looking to expand their portfolio or liquidate their current multifamily assets. Jeremy has been an integral part in closing over $200 million worth of real estate transactions and has taken properties through each phase; acquisition, rehab, leasing, stabilizing and selling.

Jeremy’s exponential growth in his real estate career naturally led him to start his own real estate firm, Bran Real Estate Services, which focuses on multifamily assets in Texas. The firm has the ability to offer a full suite of real estate services from investments sales to property management.
Jeremy resides in The Woodlands, Texas with his wife and their two children.

Kyle Webb

Mr. Webb was hired by CBMJ Investments & Development in October of 2016 to build and brand UrbanOne Properties. He graduated from Texas A&M University and Mays Business School with a degree in Marketing. He has over 10 years of experience in residential real estate and recently managed marketing and leasing for one of the most prestigious high-rise buildings in Downtown Houston. Mr. Webb manages the day to day operations of UrbanOne Properties including leasing, marketing and maintenance.

Mark Taylor

Mr. Taylor has over 23 years of real estate investment experience. He has acted as a principal in over $1.1 billion of real estate transactions, has completed over $250 million of securities transactions and has participated as a broker in over $1.3 billion of transactions. Taylor recently left KBR Capital Partners, LLC, a New York-based investment fund, where he directed the fund’s real estate investments and served as General Counsel. Prior to that, Taylor was employed by The

Beach Company, one of the South’s oldest and most recognized companies where, for six years, he was in charge of the Commercial Real Estate Division.

Mr. Taylor has substantial experience in Property and Asset Management. He was the Senior Managing Director of Advantis, a subsidiary of the St. Joe Company. His responsibilities included a staff of 145 people, oversight of 30 million SF of Property Management and $100 million of construction management activities. The Beach Company owned managed over 600,000 SF of retail, over 300,000 SF of office, and one million SF of industrial product.

The majority of Mr. Taylor’s career has been spent bringing European Investors into US real estate investments. Together with these investors, Taylor formed partnerships that purchased 28 properties that were classified as distressed assets. In addition to real estate investments, Taylor managed several private accounts for high net worth investors. During the Period of 1990 – 1993, Taylor and a team of professionals advised financial institutions during a difficult market. In particular, Taylor and his partners were engaged by Bank of Nova Scotia to structure two large office workouts (Riverwood - $75 million and Ten Peachtree Place - $29 million). Taylor and partners also structured and/or purchased an additional 6 properties from the RTC or lending institutions with aggregate value of approximately $22 million.

Mr. Taylor earned a BS degree in Biology at Furman University. He attended Medical School at MUSC in Charleston, SC and earned a JD degree at Emory University School of Law. He is a member of the Georgia and South Carolina Bar associations. He has completed studies at Harvard University’s Graduate School of Design (Executive Education) and has written numerous articles related to real estate finance. He is the author of “The Deal” a fictional novel.

Nature of Family Relationship

Christopher Bran and Jeremy Bran are brothers.

No Bankruptcy, Investigations, or Criminal Proceedings

None of the Company’s Officers have been part of any bankruptcy proceedings, proceedings whereby there was a material evaluation of the integrity or ability of the Officer, investigations regarding moral turpitude, or criminal proceedings or convictions (excluding traffic violations).

COMPENSATION OF OFFICERS AND THE MANAGER

The Officers will not receive salaries or compensation from the Offering Proceeds within their roles as Officers of the Company.

The Manager entity will receive fees for the operation of the Company, as described below. The Officers of the Company will then be compensated through the Manager entity.

Manager Fee Schedule

The Manager shall be reimbursed by the Company for all expenses, fees, or costs incurred on behalf of the Company, including, without limitation, organizational expenses, legal fees, filing fees, accounting fees, out of pocket costs of reporting to any governmental agencies, insurance premiums, travel, costs of evaluating investments and other costs and expenses.

Organizational Fee (for current Offering)	As compensation for the time and effort involved in organizing the Company, the Company shall pay to the Manager an organization fee in the amount of $200,000 (the "Organization Fee"). The Manager shall be paid the Organization Fee upon accepting subscriptions for a total of 40,000 Shares ($10,000,000).
Acquisition Fee	1% of nominal purchase price for each property acquired
Due Diligence Fee	$250 per unit price for such property
Underwriting Fee	$250 per unit price for such property
Liability and Risk Fee	1% of nominal acquisition debt for such property
Asset Management Fee	2% of net asset value

*Manager may be paid a greater amount if the same is reasonable and not in excess of the customary real estate property management fee which would be paid to an independent third party in connection with the management of such real estate.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table contains certain information as of the Effective Date as to the number of voting Shares beneficially owned by (i) each person known by the Company to own beneficially more than 10% of the Company’s Shares, (ii) each person who is a Manager of the Company, (iii) all persons as a group who are Managers and/or Officers of the Company, and as to the percentage of the outstanding Shares held by them on such dates and as adjusted to give effect to this Offering.

As of the date of this Offering there are no option agreements in place providing for the purchase of the Company’s Shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Shares	Bran Fund Holdings, LLC 4203 Montrose Blvd. Suite 400 Houston, TX 77006	612,000 Shares	N/A	68.00%
Shares	Mark Taylor 4906 Sound View Dr. Mount Pleasant, SC 29466	168,000 Shares	N/A	18.67%
Shares	Kyle Webb 2043 Sul Ross #5 Houston TX 77098	60,000 Shares	N/A	6.67%
Shares	Jeremy Bran 107 E Sawyer Ridge Dr. The Woodlands, TX 77389	60,000 Shares	N/A	6.67%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has not had any related-party transactions within the previous two fiscal years.

FEDERAL TAX TREATMENT

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring, holding and disposing of partnership interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as “capital assets” (generally, property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investor’s individual circumstances, and this discussion does not purport to address federal income tax consequences applicable to all categories of investors, some of whom may be subject to special or other treatment under the tax laws (including, without limitation, insurance companies, qualified pension plans, tax-exempt organizations, financial institutions or broker-dealers, traders in securities that elect to mark to market, Members owning capital stock as part of a “straddle,” “hedge” or “conversion transaction,” domestic corporations, “S” corporations, REITs or regulated investment companies, trusts and estates, persons who are not citizens or residents of the United States, persons who hold their interests in the Company through a company or other entity that is a pass-through entity for U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further, this discussion does not address all of the foreign, state, local or other tax laws that may be applicable to the Company or its partners.

Prospective Investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the IRS Code, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder (including temporary and proposed Treasury Regulations), the legislative history of the IRS Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering circular and all of which are under continuing review by Congress, the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Company has not opined on the federal, state or local income tax matters discussed herein, and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently, no assurance is provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged, disallowed or adjusted by the IRS or any state or local taxing authority.

Prospective Investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company as a Partnership

General.

The federal income tax consequences to the investors of their investment in the Company will depend upon the classification of the Company as a “Partnership” for federal income tax purposes, rather than as an association taxable as a corporation. For federal income tax purposes, a partnership is not an entity subject to tax, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from Company operations are allocated to the investors in the Company and are taken into account by such investors on their individual federal income tax returns. In addition, a distribution of money or marketable securities from the Company to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner’s tax basis in his interest in the Company. In general, an unincorporated entity formed under the laws of a state in the United States with at least two members, such as the Company, will be treated as a partnership for federal income tax purposes provided that (i) it is not a “publicly traded partnership” under Section 7704 of the IRS Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the so-called “check the box” regulations relating to entity classification. The Company is not currently a “publicly traded partnership” within the meaning of Section 7704 of the IRS Code for the reasons discussed below. In addition, the Manager does not intend to affirmatively elect classification of the Company as an association taxable as a corporation. Accordingly, the Manager expects that the Company will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Rules.

Under Section 7704 of the IRS Code, a partnership that meets the definition of a “publicly traded partnership” may be treated as a corporation depending on the nature of its income. If the Company were so treated as a corporation for federal income tax purposes, the Company would be a separate taxable entity subject to corporate income tax, and distributions from the Company to a partners would be taxable to the partners in the same manner as a distribution from a corporation to a shareholder (i.e., as dividend income to the extent of the current and accumulated earnings and profits of the Company, as a nontaxable reduction of basis to the extent of the partner’s adjusted tax basis in his interests in the Company, and thereafter as gain from the sale or exchange of the investors interests in the Company). The effect of classification of the Company as a corporation would be to reduce substantially the after-tax economic return on an investment in the Company.

A partnership will be deemed a publicly traded partnership if (a) interests in such partnership are traded on an established securities market, or (b) interests in such partnership are readily tradable on a secondary market or the substantial equivalent thereof. As discussed in this offering circular, interests in the Company (i) will not be traded on an established securities market; and (ii) will be subject to transfer restrictions set forth in the Operating Agreement. Specifically, the Operating Agreement generally prohibits any transfer of a partnership interest without the prior consent of the Manager except in connection with an Exempt Transfer. The Manager will consider prior to consenting to any transfer of an interest in the Company if such transfer would or could reasonably be expected to jeopardize the status of the Company as a partnership for federal income tax purposes.

The remaining discussion assumes that the Company will be treated as a Partnership and not as an association taxable as a corporation for federal income tax purposes.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement. In general, Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be effected to comply with the “qualified income offset” provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

Under Section 704(b) of the IRS Code, a Company’s allocations will generally be respected for federal income tax purposes if they have “substantial economic effect” or are otherwise in accordance with the “member’s interests in the partnership.” The Company will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b), and the Operating Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company income, gain, loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the IRS Code relating to the partner’s interest in the partnership. As a result, although the Operating Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b), the Manager anticipates that the Company’s allocations would generally be respected as being in accordance with the Member’s interest in the Company. However, if the IRS were to determine that the Company’s allocations did not have substantial economic effect or were not otherwise in accordance with the Members’ interests in the Company, then the taxable income, gain, loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

Limitations on Deduction of Losses.

The ability of a Member to deduct the Member’s share of the Company’s losses or deductions during any particular year is subject to numerous limitations, including the basis limitation, the at-risk limitation, the passive activity loss limitation and the limitation on the deduction of investment interest. Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company.

Basis Limitation. Subject to other loss limitation rules, a Member is allowed to deduct its allocable share of the Company’s losses (if any) only to the extent of such Member’s adjusted tax basis in its interests in the Company at the end of the Company’s taxable year in which the losses occur.

At-Risk Limitation. In the case of a Member that is an individual, trust, or certain type of corporation, the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the “at-risk” provisions of the IRS Code. For this purpose, a Member who acquires a Company interest pursuant to the Offering generally will have an initial at-risk amount with respect to the Company’s activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company. This initial at-risk amount will be increased by the Member’s allocable share of the Company’s income and gains and decreased by their share of the Company’s losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company, whether recourse or nonrecourse, generally will not increase a Member’s amount at-risk with respect to the Company. Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the Member’s at-risk amount is increased in such later years (subject to application of the other loss limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis. If the amount for which a Member is considered to be at-risk with respect to the activities of the Company is reduced below zero (e.g., by distributions), the Member will be required to recognize gross income to the extent that their at-risk amount is reduced below zero.

Passive Loss Limitation. To the extent that the Company is engaged in trade or business activities, such activities will be treated as “passive activities” in respect of any Member to whom Section 469 of the IRS Code applies (individuals, estates, trusts, personal service corporations and, with modifications, certain closely-held C corporations), and, subject to the discussion below regarding portfolio income, the income and losses in respect of those activities will be “passive activity income” and “passive activity losses.” Under Section 469 of the IRS Code, a taxpayer’s losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However, if a taxpayer has a net loss from all passive activities, such taxpayer generally may not use such net loss to offset other types of income, such as wage and other earned income or portfolio income (e.g., interest, dividends and certain other investment type income). Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition, any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayer’s entire interest in the activity is disposed of in a fully taxable transaction.

Non-Business Interest Limitation. Generally, a non-corporate taxpayer may deduct “investment interest” only to the extent of such taxpayer’s “net investment income.” Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a non-corporate taxpayer, subject to an annual deduction limitation of $3,000. A non-corporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company as an entity. Each individual

Member reports on his federal income tax return his distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct his distributive share of Company losses, if any, to the extent of the tax basis of his Shares at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual Members will be required to include Company income in their personal income without regard to whether there are distributions of Company income, such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by a tax professional selected by the Manager.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Shares, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company's Shares, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

SECURITIES BEING OFFERED

The securities being offered are equity interests in Bran Urban Growth Fund, LLC. Although the Company is organized as an LLC, the equity interests are in the form of LLC membership interests represented by Shares, pursuant to the Operating Agreement. To determine the percentage of ownership in the Company, the LLC membership interests are denominated into Shares, with a ratio whereby the number of Shares owned by Investor is divided by total number of outstanding Shares. Each Share is $250.

By purchasing Shares through this Offering, an Investor will become a Member of the Company and will be granted rights as stated below.*

*Please note that the following is a summary of the rights granted to an Investor and is not exhaustive. For a complete description of all rights associated with Membership in the Company, please see Exhibit 2B “Operating Agreement.” All capitalizations in this section are defined in Article I of the Operating Agreement and all references to Sections or Articles relate to the applicable Section or Article in the Operating Agreement.

The business and affairs of the Company shall be managed, operated and controlled by or under the exclusive direction of the Manager. The Manager shall have full and complete power, authority and discretion for, on behalf of and in the name of the Company to take such actions as the Manager may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, without the consent, approval or knowledge of the Members. All decisions of the Company shall be made by the Manager.

Distribution Rights

General.

Subject to the applicable provisions of the Texas Business Organizations Code and except as otherwise provided in the Operating Agreement, the Manager may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash to the Members. Distributions shall be paid to the Members on an equal per-Share basis as of the date of distribution selected by the Manager. The Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate applicable law.

Amount of Distribution.

The Company will distribute an annual dividend of eight percent (8.0%) per annum on the price of the Shares as of the time of purchase. For the first eighteen (18) months of operations, this dividend will be five percent (5.0%) on an annual basis. In the event that cash is not available for distributions or the Manager determines in its sole discretion not to declare a dividend, then such dividend will accrue at eight percent (8.0%) on a per annum basis, subject to the accrual rate of five percent (5.0%) during the first eighteen months of operations. This dividend represents a preferred return for Investors, and will accrue if not paid at time due. Any cash in excess of the dividends described in the preceding sentences will be distributed fifty percent (50%) to the holders of Shares as a supplemental dividend and fifty percent (50%) to the Manager as an additional asset management fee.

Timing of Distributions.

The Manager shall pay distributions to the Members at such times as the Manager shall reasonably determine on a semiannual basis; provided that, the Manager shall not be obliged to make any distribution unless there are sufficient amounts available for such distribution or which, in the reasonable opinion of the Manager, would or might leave the Company with insufficient funds to meet any future contemplated obligations or contingencies or which otherwise may result in the Company having unreasonably small capital for the Company to continue its business as a going concern.

In the event of the termination and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of Article XI of the Operating Agreement.

Distributions in-kind.

Distributions in-kind to Members are prohibited.

Voting Rights

Each Member shall be entitled to one vote per Share for all matters submitted for the consent or approval of Members generally and all Members shall vote together as a single class on all matters as to which all Members are entitled to vote. The Manager or any of its Affiliates shall not be entitled to vote in connection with any Shares they hold and no such Shares shall be deemed outstanding for purposes of any such vote.

No Liquidation Rights

The Operating Agreement does not call for additional liquidation rights.

No Preemptive Rights

The Shares of the Company do not carry preemptive rights.

Discretionary Redemption and Withdrawal

Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign or redeem their Shares from the Company; provided that when a transferee of a Member’s Shares becomes a record holder of such Shares, the transferor Member shall cease to be a Member of the Company.

 No Mandatory Redemptions

There are no mandatory redemptions of Shares of the Company.

 No Sinking Fund Provisions

There are no sinking fund provisions for the Shares of the Company.

No Liability to further calls or to assessment by the Company

There is no liability to further calls or to assessment by the Company.

 Liabilities of the Members under the Operating Agreement and State Law

The Company is organized under the laws of the State of Texas. The Operating Agreement Choice of Law Clause that the Operating Agreement and all rights and obligations arising therefrom will be governed by Texas law.

Pursuant to Tex. Bus. Org. Code § 101.114, "Liability for Obligations": Except as and to the extent the company agreement specifically provides otherwise, a member or manager is not liable for a debt, obligation, or liability of a limited liability company, including a debt, obligation, or liability under a judgment, decree, or order of a court.

Restrictions on alienability of the securities being offered

No transfer of any Member's Shares, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Member, unless the written consent of the Manager has been obtained, which consent may be withheld in its sole and absolute discretion.

Provision discriminating against any existing or prospective holder of Shares as a result of such Member owning a substantial amount of Shares

No provisions discriminate against any existing or prospective holder of the Shares.

Any rights of Members that may be modified otherwise than by a vote of a majority or more of the then Shares outstanding, voting as a class

No rights of the Members may be modified other than by a majority of the Members as defined by the Operating Agreement.

Part F/S

Financial Statements (unaudited)

For the period from January 1, 2022 through June 30, 2022

Bran Urban Growth Fund, LLC

Balance Sheet

As of June 30, 2022

	ASSETS	June 30, 2022
Current Assets
Cash		$—
Total Current Assets		—
TOTAL ASSETS		$—

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities
Total Current Liabilities		$—
TOTAL LIABILITIES		—
Member’s Equity		—
Total Member’s Equity		—
Total Liabilities and Members Equity		$—

Bran Urban Growth Fund, LLC

Statement of Operations

For the period from January 1, 2022 to June 30, 2022

For the period from January 1, 2022 through June 30, 2022
REVENUE
Total revenue	$—

EXPENSES
Total operating expenses	—

LOSS FROM OPERATIONS	—

OTHER INCOME (EXPENSES)	—

NET LOSS	$—

Bran Urban Growth Fund, LLC

Statement of Member’s Equity

For the period from January 1, 2022 through June 30, 2022

	Units Issued	Units Value	Retained Earnings	Total
January 1, 2022	—	$—	$—	$—

Issuance of Founders Units	—	—	—	—

Contribution from Member	—	—	—	—

Net Income (loss)	—	—	—	—
—
June 30, 2022	—	$—	$—	$—

Bran Urban Growth Fund, LLC

Statement of Cash Flows

For the period from January 1, 2022 through June 30, 2022

For the period from January 1, 2022 through June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$—
Adjustments to reconcile net income (loss) to net cash provided by (used in) Operating activities:

Net cash provided by operating activities	—

CASH FLOWS FORM INVESTING ACTIVITIES
Net cash (used in) investing activities	—

CASH FLOWS FORM FINANCING ACTIVITIES
Contribution from Shareholder	—

Net cash provided by financing activities	—

NET INCREASE IN CASH	—

Cash at beginning of year	—
Cash at end of year	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during year for interest	$—
Cash paid during year for income taxes	$—

Bran Urban Growth Fund, LLC

Notes to Financial Statements

For the period from January 1, 2022 through June 30, 2022

Note A – Nature of Business and Organization

Bran Urban Growth Fund, LLC (“the Company”) and was organized in December 2021 in the State of Texas. Headquartered in Houston, Texas. The Company will focus efforts on acquiring value add properties whereby the company can increase revenues and reduce expenses thru construction renovations, designs, increased management, and oversight.

Note B – Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than three months to be cash and cash equivalents. The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Income Taxes

The Company, with the consent of its stockholder has elected to be taxed under sections of federal and state income tax law, which provide that, in lieu of partnership income taxes, the member separately accounts for its share of the Company’s items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements. The Company periodically assesses whether it has incurred income tax expense or related interest or penalties in accordance for uncertain income tax positions. No such amounts were recognized.

The Company adopted the income tax standard for uncertain tax positions. As a result of this implementation, the Company evaluated its tax positions and determined that it has no uncertain tax positions as of December 31, 2021. The Company’s 2021 tax year is open for examination for federal and state taxing authorities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1

Note C – Member’s Equity

As of June 30, 2022 no units were issued by the Company.

Note D – Commitments and Contingencies

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

COVID-19

Management has concluded that the COVID-19 outbreak in 2020 may have a significant impact on business in general, but the potential impact on the Company is not currently measurable. Due to the level of risk this virus has had on the global economy, it is at least reasonably possible that it could have an impact on the operations of the Company in the near term that could materially impact the Company’s financials. Management has not been able to measure the potential financial impact on the Company but will review commercial and federal financing options should the need arise.

Note E – Subsequent Events

Management has assessed subsequent events through August 12, 2022, the date on which the financial statements were available to be issued.

Bran Urban Growth Fund, LLC

Table of Contents

Independent Auditor’s Report …………………………………………………………………………………………..1-2

Balance Sheet …………………………………………………………………………………………………………………….3

Statement of Operations ……………………………………………………………………………………………………4

Statements of Cash Flows …………………………………………………………………………………………………..5

Statements of Member’s Equity …………………………………………………………………………………………6

Notes to Financial Statements ……………………………………………………………………………………………7-8

Independent Auditor’s Report

To the Members of

Bran Urban Growth Fund, LLC

Opinion

We have audited the accompanying financial statements of Bran Urban Growth Fund, LLC (the “Company”), which comprise the balance sheet as of December 31, 2021 and the related statements of operations, changes in members’ equity, and cash flows for period from December 7, 2021 through December 31, 2021 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and the results of their operations and their cash flows for the period of December 7, 2021 through December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financials Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgement made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgement and maintain professional skepticism throughout the audit.

•	Identify and assets the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

s/ Assurance Dimensions

Tampa, Florida

August 12, 2022

Bran Urban Growth Fund, LLC

Balance Sheet

As of December 31, 2021

	ASSETS	2021
Current Assets
Cash		$—
Total Current Assets		—
TOTAL ASSETS		$—
LIABILITIES AND MEMBER’S EQUITY
Current Liabilities
Total Current Liabilities		$—
TOTAL LIABILITIES		—
Member’s Equity		—
TOTAL MEMBER’S EQUITY		—
TOTAL LIABILITIES AND MEMBER’S EQUITY		$—

See Accountant’s Audit Report

Bran Urban Growth Fund, LLC

Statements of Operations

For the period from December 7, 2021 to December 31, 2021

2021
REVENUE
Total revenue	$—

EXPENSES
Total operating expenses	—

LOSS FROM OPERATIONS	—

OTHER INCOME (EXPENSES)	—

NET LOSS	$—

See Accountant’s Audit Report

Bran Urban Growth Fund, LLC

Statements of Member’s Equity

For the period from December 7, 2021 to December 31, 2021

	Units Issued	Units Value	Retained Earnings	Total
December 7, 2021	—	$—	$—	$—

Issuance of Founders Units	—	—	—	—

Contribution from Member	—	—	—	—

Net income (loss)	—	—	—	—

December 31, 2021	—	$—	$—	$—

See Accountant’s Audit Report

Bran Urban Growth Fund, LLC

Statements of Cash Flows

For the period from December 7, 2021 to December 31, 2021

2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$—
Adjustments to reconcile net income (loss) To net cash provided by (used in) Operating activities:

Net cash provided by operating activities	—

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash (used in) investing activities	—

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution from Shareholder	—

Net cash provided by financing activities	—

NET INCREASE IN CASH	—

Cash at beginning of year	—
Cash at end of year	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during year for interest	$—
Cash paid during year for income taxes	$—

See Accountant’s Audit Report

Bran Urban Growth Fund, LLC

Notes to Financial Statements

December 31, 2021

Note A – Nature of Business and Organization

Bran Urban Growth Fund, LLC (“the Company”) and was organized in December 2021 in the State of Texas, Headquartered in Houston, Texas. The Company will focus efforts on acquiring value add properties whereby the company can increase revenues and reduce expenses thru construction renovations, designs, increased management, and oversight.

Note B – Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than three months to be cash and cash equivalents. The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Income Taxes

The Company, with the consent of its stockholder has elected to be taxed under sections of federal and state income tax law, which provide that, in lieu of partnership income taxes, the member separately accounts for its share of the Company’s items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements. The Company periodically assesses whether it has incurred income tax expense or related interest or penalties in accordance for uncertain income tax positions. No such amounts were recognized.

The Company adopted the income tax standard for uncertain tax positions. As a result of this implementation, the Company evaluated its tax positions and determined that it has no uncertain tax positions as of December 31, 2021. The Company’s 2021 tax year is open for examination for federal and state taxing authorities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note C – Member’s Equity

As of December 31, 2021 no units were issued by the Company.

Note D – Commitments and Contingencies

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur to fail to occur. The Company’s management and its legal counsel assets such contingent liabilities, and such assessment inherently involves an exercise of judgement. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

COVID-19

Management has concluded that the COVID-19 outbreak in 2020 may have a significant impact on business in general, but the potential impact on the Company is not currently measurable. Due to the level of risk this virus has had on the global economy, it is at least reasonably possible that it could have an impact on the operations of the Company in the near term that could materially impact the Company’s financials. Management has not been able to measure the potential financial impact on the Company but will review commercial and federal financing options should the need arise.

Note E – Subsequent Events

Management has assessed subsequent events through August 12, 2022, the date on which the financial statements were available to be issued.

Exhibit Index

Exhibit 2A: Certificate of Formation*Certificate of Formation

Exhibit 2B: Operating Agreement*

Exhibit 4: Subscription Agreement*

Exhibit 8: Escrow Agreement*

Exhibit 11: Accountant’s Consent*

Exhibit 12: Attorney Letter Certifying Legality*

*Incorporated by reference to the corresponding Exhibit to the Offering Statement on Form 1-A filed on October 28, 2022.

Signature Page

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on November 7, 2022.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

Bran Urban Growth Fund LLC

4203 Montrose Blvd., Suite 400

Houston, TX 77006

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated:

s/Christopher Bran

Christopher Bran, Chief Executive Officer of the Company

(Date): November 7, 2022

Location Signed: Houston, Texas

s/Jeremy Bran

Jeremy Bran, Director of Real Estate for the Company

(Date): November 7, 2022

Location Signed: Houston, Texas

s/Mark Taylor

Mark Taylor, Managing Director for the Company

(Date): November 7, 2022

Location Signed: Houston, Texas

s/Kyle Webb

Kyle Webb, Director of Property Management for the Company

(Date): November 7, 2022

Location Signed: Houston, Texas

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated:

s/Christopher Bran

Christopher Bran, Managing Member of the Manager, Bran Management Holdings IV, LLC

(Date): November 7, 2022

Location Signed: Houston, Texas